                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported)    March 26, 1999
                                                         -----------------


                            Star Gas Partners, L.P.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                          33-98490                   06-1437793
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  (State or other jurisdiction   (Commission File Number)       (IRS Employer
  of incorporation)                                          Identification No.)

  2187 Atlantic Street, Stamford, CT                                    06902
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 (Address of principal  executive offices)                          (Zip Code)


       Registrant's telephone number, including area code  (203) 328-7300
       ------------------------------------------------------------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Item 1.  Change in Control of Registrant

         None.

Item 2.  Acquisition or Disposition of Assets


  On March 26, 1999, Star Gas Partners, L.P. acquired Petroleum Heat and Power Co. Inc in a four part transaction. Each part of the transaction closed at the same time. The four principal parts of the transaction are described below.

Acquisition of Petro

  On October 22, 1998, Petro, Star Gas Partners, Star Gas Propane L.P. (a 99%-owned subsidiary of Star Gas Partners) and a wholly-owned subsidiary of Star Gas Propane, executed a merger agreement. The parties entered into an amended and restated merger agreement on February 3, 1999 to reflect changes in the transaction. Under the merger agreement, upon the completion of the transaction on March 26, 1999, the subsidiary was merged with and into Petro, with Petro surviving the merger as a wholly-owned indirect subsidiary of Star Gas Propane. As a result of the merger:


  . each outstanding share of Petro Class A common stock, par value $0.10 per share, and Petro Class C common stock, par value $0.10 per share, other than shares that have been exchanged in the Exchange, was converted into 0.11758 senior subordinated units;

  . each outstanding share of Petro junior convertible preferred stock was converted into 0.13064 common units; and

  . each outstanding share of Petro Series C exchangeable preferred stock due 2009 was converted into the right to receive $10.69 in cash per share plus accrued and unpaid dividends except for an aggregate of 505,000 shares of Series C preferred stock that were converted into an aggregate of 400,531 common units.

  There are 11,228 shares of Petro Class B common stock, par value $0.10 per share, representing less than 0.01% of the issued and outstanding shares of Petro common stock, which remained outstanding following the completion of the transaction.

  The "exchange" occured immediately prior to the merger and was comprised of the following elements.

     (a) Holders of Petro common stock, consisting of Irik P. Sevin, Audrey L. Sevin, Hanseatic Corp. and Hanseatic Americas Inc., who are referred to as the "LLC Owners," formed Star Gas LLC, to which they contributed a portion of their shares of Petro common stock in exchange for all of the limited liability company interests in Star Gas LLC. Star Gas LLC contributed those shares to Star Gas Partners in exchange for general partner units. In addition, the LLC Owners contributed their remaining shares of Petro common stock to Star Gas Partners in exchange for junior subordinated units.

     (b) Other Petro common stockholders who are affiliates of Petro contributed shares of Petro common stock to Star Gas Partners in exchange for Star Gas Partners senior subordinated units.

Financings and Refinancings

  An integral element of the transaction was the refinancing of Petro's outstanding debt and preferred stock to substantially reduce Petro's ongoing borrowing costs. This refinancing was accomplished through several related transactions, which closed at the same time as the closing of the transaction.

  To accomplish this refinancing, Star Gas Partners offered and sold to the public 8.7 million common units in the equity offering, the net proceeds of which were approximately $116.1 million. Petro offered and sold, in a private placement, $90.0 million of senior secured notes, the net proceeds of which were approximately $87.7 million. Star Gas Partners and Petro Holdings guaranteed the notes.

  All of the net proceeds of the equity offering, together with the $87.7 million of estimated net proceeds from the debt offering and $5.4 million of Petro's cash were used:

  . to redeem $79.5 million of Petro's 12 1/4% Senior Subordinated Debentures due 2005, $46.1 million of Petro's 10 1/8% Senior
     Subordinated Notes due 2003, $68.3 million of Petro's 9 3/8% Senior Subordinated Debentures due 2006 and the $7.4 million of Petro's 12 7/8% preferred stock;

  .  to repurchase Petro's 1989 preferred stock; and

  .  to pay for a portion of the expenses of the transaction.

  In lieu of a portion of the cash purchase price that would otherwise be due to the holders of the Petro 12 7/8% preferred stock, Star Gas Partners may in the future issue an additional 175,000 senior subordinated units.

New General Partner

  Since Star Gas Corporation is a wholly-owned subsidiary of Petro and was acquired as Star Gas Partners' subsidiary in the transaction, it was no longer able to serve as Star Gas Partners' general partner. Star Gas Partners' new general partner is Star Gas LLC, which is owned by the LLC Owners. Star Gas LLC's business activities are limited to those related to being our general partner. Star Gas LLC does not have a significant net worth except for its interest in Star Gas Partners.

Amendment of Partnership Agreement

  In order to complete the transaction, Star Gas Partners needed to amend its partnership agreement and Star Gas Propane's partnership agreement in effect before the transaction. The amendment, among other matters, increased the minimum quarterly distribution from $0.55 to $0.575 per unit.

Outstanding Star Gas Partners Units

  The following table sets forth the approximate number of units outstanding before and after completion of the transaction. The 325,729 general partner interests/units represent 324,100 general partner units in Star Gas Partners and the 0.01% general partner interest in Star Gas Propane. This 0.01% is deemed to be in unit form solely for purposes of this table.

                                      Before Transaction    After Transaction
                                     -------------------- ---------------------
                                      Number   Percentage   Number   Percentage
                                     --------- ---------- ---------- ----------
Common Units
  Existing common units............  3,858,999    60.5%    3,858,999    23.7%
  Issued to Petro junior preferred
   stockholders....................        --      --        102,848     0.6
  Issued in this offering and
   related refinancings............        --      --      9,120,547    56.0
                                     ---------   -----    ----------   -----
    Subtotal.......................  3,858,999    60.5    13,082,394    80.3
Subordinated Units
  Existing subordinated units......  2,396,078    37.5           --      --
  Senior subordinated units........        --      --      2,481,742    15.3
  Junior subordinated units........        --      --        396,558     2.4
                                     ---------   -----    ----------   -----
    Subtotal.......................  2,396,078    37.5     2,878,300    17.7
General Partner Interests/Units....    127,655     2.0       325,729     2.0
                                     ---------   -----    ----------   -----
    Total..........................  6,382,732   100.0%   16,286,423   100.0%
                                     =========   =====    ==========   =====

  Relationship of the Parties.

  Star Gas Partners' former general partner, Star Gas Corporation, is a wholly-owned subsidiary of Petro. Petro also owned an aggregate 40.5% equity interest in Star Gas Partners. Moreover, all of the directors of Petro were also directors of Star Gas Corporation. As a result, Petro controlled Star Gas Partners.

  In order to protect the interests of the Star Gas Partners common unitholders, the Star Gas Corporation board appointed a special committee consisting of the two directors who were not also directors of Petro to negotiate the transaction on behalf of the Star Gas Partners common unitholders. Independent legal counsel represented the special committee in the negotiations.

Item 3.  Bankruptcy or Receivership

         None.

Item 4.  Change in Registrant's Certifying Accountant

         None.

Item 5.  Other Events


Item 6.  Registration of Registrant's Directors

         None.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statement of Business Acquired

             The following document is incorporated by reference to the registrants Form 8-K filed with the Securities and Exchange Commission on February 18, 1999:

               Petroleum Heat and Power Co., Inc. audited consolidated financial statements as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998


         (b) Pro Forma Financial Information

             The following document is incorporated by reference to the registrants Form S-3 filed with the Securities and Exchange Commission on April 5, 1999 (No. 333-75701) and is attached hereto as Exhibit 99.1

               Star Gas Partners, L.P. and Subsidiaries, condensed consolidated pro forma financial information which gives effect to the acquisition of Petro by Star Gas Partners.


         (c)   Exhibits

               99.1 - Pro forma financial statements

               99.2 - Amendment dated March 25, 1999 to the Amended and
                      Restated Agreement and Plan of Merger dated as of February 3, 1999 attached hereto as Exhibit 99.2.

Item 8.  Changes in Fiscal Year

         None.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         None.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the date indicated:


 Signature                         Title                        Date
 ---------                         -----                        ----

/s/ Irik P. Sevin        Chairman of the Board and
-----------------
Irik P. Sevin            Chief Executive Officer            April 12, 1999
                         Star Gas LLC
                         (Principal Executive,
                         Financial and
                         Accounting Officer)